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AMERITRADE HOLDING CORPORATION

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Filed by Ameritrade Holding Corporation
Pursuant to Rule 14a-12 under the
Securities Exchange Act of 1934
Subject Company: Ameritrade Holding Corporation
Commission File No.: 000-49992
This filing consists of a November 8, 2005 press release issued by Ameritrade Holding Corporation and a communication by Ameritrade to its associates on November 7, 2005.

At the Company:	For Investors:

Katrina Becker Director, Corporate Communications (402) 597-8485 kbecker@ameritrade.com	Tim Nowell Director, Business Planning (402) 597-8440 tnowell@ameritrade.com

AMERITRADE ANNOUNCES EXECUTIVE APPOINTMENTS
FOR TD AMERITRADE
Omaha, Neb., November 8, 2005 – Ameritrade Holding Corporation (NASDAQ: AMTD) today announced several planned executive appointments to lead the combined company of TD Ameritrade following the closing of the Company’s acquisition of TD Waterhouse.
Randy MacDonald will continue in his role as chief financial officer and chief administrative officer, and Asiff Hirji will remain chief operating officer for TD Ameritrade. Both MacDonald and Hirji will continue serving in an advisory and strategic capacity in the Office of the Chief Executive (OCE) with Chief Executive Officer Joe Moglia.
They will be joined by Chris Armstrong, who will assume the new role of executive vice president, sales and marketing and will lead the evolution of the combined company into a sales and marketing organization, including a comprehensive branch network and registered investment advisor business.
Armstrong is currently acting president and chief executive officer at TD Waterhouse. Previously he was vice chair, sales and marketing at TD Waterhouse and chairman, president and CEO at TD Waterhouse Bank, N.A. Armstrong joined TD Bank Financial Group in 2000 after more than ten years experience in financial services marketing. Armstrong received his B.A. degree from University of Virginia and earned an MBA with honors from American University.
Laurine Garrity who is currently vice president, marketing program development at Ameritrade, Inc. will become chief marketing officer for the combined company and will report to Chris Armstrong. Anne Nelson, the current chief marketing officer at Ameritrade will continue to serve the firm in an advisory and consulting capacity.
Garrity, who has been with the Company since January 2005, has 14 years of marketing experience in the financial services industry. Previously she held various marketing leadership and management roles in the mutual funds industry and most recently served as executive vice president for the marketing division at the Dreyfus Corporation. Garrity received her B.A. degree from Barnard College, Columbia University and holds Series 7 and 24 licenses.

Larry Szczech will be appointed president of the Client Group at the Company where he will continue to lead the strategic direction of the client experience. This includes overseeing client segmentation initiatives and the delivery of client-driven products and services aimed to provide a superior, value-priced client experience. He will report directly to Joe Moglia.
“As we move from a marketing to a marketing and sales-driven organization, I have every confidence that the expertise of our new management team will guide us thru a successful integration and into our next level of growth,” said Joe Moglia, chief executive officer. “I would also like to commend Anne Nelson for the contributions she has made, and am delighted that she will continue to work with us in an advisory role.”
About Ameritrade Holding Corporation
For 30 years, Ameritrade Holding Corporation has provided investment services to self-directed individuals through its brokerage subsidiaries. Ameritrade develops and provides innovative products and services tailored to meet the varying investing and portfolio management needs of individual investors and institutional distribution partners. A brokerage industry leader, Ameritrade, Inc.,(1) a subsidiary of Ameritrade Holding Corporation, recently received a four-star rating in the 2005 Barron’s Review of Online Brokers for its Apex active trader program. For more information, please visit www.amtd.com.
Safe Harbor
This document contains forward-looking statements within the meaning of the federal securities laws. We intend these forward-looking statements to be covered by the safe harbor provisions of the federal securities laws. In particular, any statements regarding the completion of the proposed TD Waterhouse transaction and the plans for the combined company following the closing of the transaction, as well as the assumptions on which such expectations are based, are forward-looking statements. These statements reflect only our current expectations and are not guarantees of future performance or results. These statements involve risks, uncertainties and assumptions that could cause actual results or performance to differ materially from those contained in the forward-looking statements. These risks, uncertainties and assumptions include general economic and political conditions, interest rates, market fluctuations and changes in client trading activity, increased competition, systems failures and capacity constraints, conditions to closing of the debt financing and TD Waterhouse transaction, regulatory and legal matters and uncertainties and other risk factors described in our latest Annual Report on Form 10-K and our latest Quarterly Report on Form 10-Q. These forward-looking statements speak only as of the date on which the statements were made. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
Additional Information and Where to Find It
In connection with the proposed transaction, Ameritrade filed a revised preliminary proxy statement concerning the transaction with the Securities and Exchange Commission (“SEC”) on October 28, 2005. Ameritrade will also file a definitive proxy statement and relevant documents with the SEC in connection with the proposed transaction. SECURITY HOLDERS OF AMERITRADE ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders can obtain free copies of the definitive proxy statement and other documents when they become available by contacting Investor Relations at www.amtd.com, or by mail at Ameritrade Investor Relations, 4211 S. 102 Street, Omaha, NE 68127, or by Telephone: 800-237-8692. In addition, documents filed with the SEC by Ameritrade are available free of charge at the SEC’s web site at www.sec.gov.

Ameritrade Holding Corporation, The Toronto-Dominion Bank, and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Ameritrade in connection with the proposed transaction. Information regarding the special interests of these directors and executive officers in the proposed transaction is included in the preliminary proxy statement of Ameritrade described above. This document is available free of charge at the SEC’s web site at www.sec.gov and from Investor Relations at Ameritrade as described above. Information regarding The Toronto-Dominion Bank’s directors and executive officers is available in its Annual Report on Form 40-F for the year ended October 31, 2004, which was filed with the SEC on December 13, 2004, and in its notice of annual meeting and proxy circular for its 2005 annual meeting, which was filed with the SEC on February 17, 2005. These documents are available free of charge at the SEC’s web site at www.sec.gov.

(1)	Ameritrade, Inc., member NASD/SIPC.

# # #

Associates:
I want to share several key leadership decisions we have made for TD Ameritrade following the close of the deal. A public announcement of this news is planned for tomorrow. Until then we ask that you keep this information confidential.
I am happy to announce that Randy MacDonald will continue in his role as Chief Financial Officer and Chief Administrative Officer and that Asiff Hirji will remain the Chief Operating Officer for TD Ameritrade. Both Randy and Asiff will continue as members of the Office of the Chief Executive (OCE), along with me, for TD Ameritrade. The OCE is a special advisory council that provides insight on key corporate matters.
We will be joined in the OCE by Chris Armstrong who is currently acting President and CEO of TD Waterhouse, and who has been selected to serve as Executive Vice President, Sales and Marketing in TD Ameritrade. In this role, Chris will oversee our evolution into a sales and marketing organization. Chris’ team will include the branches and the institutional teams, which will be led by John Bunch and Tom Bradley respectively.
Laurine Garrity has been selected to serve as Chief Marketing Officer for TD Ameritrade reporting directly to Chris. She is currently Vice President of Program Marketing at Ameritrade, Inc.
Anne Nelson, the current Chief Marketing Officer at Ameritrade will continue to serve the Company in an advisory capacity.
Larry Szczech will be President of the Client Group. He will continue to lead the strategic direction of that group. This includes overseeing our segmentation initiatives and the delivery of client-driven products and services. Larry will report directly to me.
As we make this important transition to a more sales focused organization, we will look to these leaders to guide and help implement critical strategic initiatives. I hope you will join me in congratulating Randy, Asiff, Chris, Laurine, and Larry.
Thanks,

Ameritrade Confidential. Please remember that everything we disclose is proprietary to Ameritrade and must not be communicated outside of the company.
Safe Harbor
This document contains forward-looking statements within the meaning of the federal securities laws. We intend these forward-looking statements to be covered by the safe harbor provisions of the federal securities laws. In particular, any statements regarding the completion of the proposed TD Waterhouse transaction and the plans for the combined company following the closing of the transaction, as well as the assumptions on which such expectations are based, are forward-looking statements. These statements reflect only our current expectations and are not guarantees of future performance or results. These statements involve risks, uncertainties and assumptions that could cause actual results or performance to differ materially from those contained in the forward-looking statements. These risks, uncertainties and assumptions include general economic and political conditions, interest rates, market fluctuations and changes in client trading activity, increased competition, systems failures and capacity constraints, conditions to closing of the debt financing and TD Waterhouse transaction, regulatory and legal matters and uncertainties and other risk factors described in our latest Annual Report on Form 10-K and our latest Quarterly Report on Form 10-Q. These forward-looking statements speak only as of the date on which the statements were made. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
Additional Information and Where to Find It
In connection with the proposed transaction, Ameritrade filed a revised preliminary proxy statement concerning the transaction with the Securities and Exchange Commission (“SEC”) on October 28, 2005. Ameritrade will also file a definitive proxy statement and relevant documents with the SEC in connection with the proposed transaction. SECURITY HOLDERS OF AMERITRADE ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders can obtain free copies of the definitive proxy statement and other documents when they become available by contacting Investor Relations at www.amtd.com, or by mail at Ameritrade Investor Relations, 4211 S. 102 Street, Omaha, NE 68127, or by Telephone: 800-237-8692. In addition, documents filed with the SEC by Ameritrade are available free of charge at the SEC’s web site at www.sec.gov.
Ameritrade Holding Corporation, The Toronto-Dominion Bank, and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Ameritrade in connection with the proposed transaction. Information regarding the special interests of these directors and executive officers in the proposed transaction is included in the preliminary proxy statement of Ameritrade described above. This document is available free of charge at the SEC’s web site at www.sec.gov and from Investor Relations at Ameritrade as described above. Information regarding The Toronto-Dominion Bank’s directors and executive officers is available in its Annual Report on Form 40-F for the year ended October 31, 2004, which was filed with the SEC on December 13, 2004, and in its notice of annual meeting and proxy circular for its 2005 annual meeting, which was filed with the SEC on February 17, 2005. These documents are available free of charge at the SEC’s web site at www.sec.gov.